As filed with the Securities and Exchange Commission on October 17, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under The Securities Act of 1933

PDF SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	25-1701361 (I.R.S. Employer Identification Number)

333 West San Carlos Street, Suite 700
San Jose, California 95110
(Address of Principal Executive Offices) (Zip Code)

2001 STOCK OPTION/STOCK ISSUANCE PLAN
(Full Title of the Plans)

P. STEVEN MELMAN
Chief Financial Officer
PDF Solutions, Inc.
333 West San Carlos Street, Suite 700
San Jose, California 95110
(Name and Address of Agent for Service)

(408) 280-7900
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

PETER COHN, ESQ.
Orrick, Herrington & Sutcliffe LLP
1020 Marsh Road
Menlo Park, California 94025
(650) 614-7400

CALCULATION OF REGISTRATION FEE

		Proposed
		maximum	Proposed maximum
Title of each class of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered(1)	per share (2)	price (2)	registration fee

2001 Stock Option/Stock Issuance Plan
Common Stock, $0.00015 par value	240,676 (3)	$2.08	$500,606.08	$40.50
Common Stock, $0.00015 par value	686,019	$12.67	$8,691,860.73	$703.17
Total	926,695		$9,192,466.81	$743.67

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of PDF Solutions, Inc. Common Stock that become issuable under the 2001 Stock Option/Stock Issuance Plan (the “Plan”) (as assumed by Registrant) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) under the Securities Act. With respect to 240,676 shares subject to outstanding options to purchase shares of Common Stock pursuant to the Plan (as assumed by Registrant), the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $2.08 per share pursuant to Rule 457(h) of the Securities Act. With respect to 686,019 shares of Registrant Common Stock available for issuance under the Plan, the estimated Proposed Maximum Offering Price Per Share was calculated pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of $12.67 per share, the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq National Market on October 10, 2003.

(3)	Represents certain outstanding options to purchase shares of Common Stock under the Plan and assumed by Registrant on September 24, 2003 in connection with the purchase of all of the issued and outstanding shares of Common Stock of IDS Software Systems, Inc. through a two-step merger of IDS Software Systems, Inc. with IDS Software Acquisition Corp., a wholly owned subsidiary of Registrant, and PDF Solutions LLC, a wholly owned subsidiary of Registrant, pursuant to that certain Amended and Restated Agreement and Plan of Reorganization dated as of September 2, 2003 by and among Registrant, IDS Software Systems, Inc., IDS Software Acquisition Corp. and PDF Solutions LLC.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
Index To Exhibits
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 4.5
EXHIBIT 5.1
EXHIBIT 23.1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

          (a)   The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 26, 2003, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”);

          (b)   The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 10, 2003;

          (c)   The Registrant’s Current Report on Form 8-K filed with the Commission on April 24, 2003;

          (d)   The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 14, 2003;

          (e)   The Registrant’s Current Report on Form 8-K filed with the Commission on June 20, 2003;

          (f)   The Registrant’s Current Report on Form 8-K filed with the Commission on July 24, 2003;

          (g)   The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on August 14, 2003;

          (h)   The Registrant’s Current Report on Form 8-K filed with the Commission on September 4, 2003;

          (i)   The Registrant’s Current Report on Form 8-K filed with the Commission on September 25, 2003;

          (j)   All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

          (k)   The description of the Registrant’s common stock which is contained in the Registrant’s Form 8-A Registration Statement filed under Section 12 of the Exchange Act on August 10, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the common stock registered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, Menlo Park, California. Peter Cohn, a partner of Orrick, Herrington & Sutcliffe LLP, is Secretary of Registrant.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article XII of the Registrant’s Amended and Restated Certificate of Incorporation and Article VI of the Registrant’s Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability.

     The Registrant has obtained directors’ and officers’ insurance providing indemnification for certain of the Registrant’s directors, officers and employees for certain liabilities.

     The Registrant has entered into indemnification agreements with each director and executive officer which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors’ and officers’ liability insurance.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

Exhibit
Number	Description

4.1	2001 Stock Option/Stock Issuance Plan

4.2	Form of Stock Option Agreement, including Addendum to Stock Option Agreement

4.3	Form of Notice of Grant of Stock Option Pursuant to 2001 Stock Option/Stock Issuance Plan

4.4	Form of Stock Purchase Agreement, including Addendum to Stock Purchase Agreement

4.5	Form of Stock Issuance Agreement, including Addendum to Stock Issuance Agreement

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Deloitte & Touche LLP, Independent Auditors

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included as part of Exhibit 5.1 of this Registration Statement)

24.1	Power of Attorney (See signature page to this Registration Statement)

Item 9. Undertakings.

     (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)   The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant shall, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 17th day of October, 2003.

PDF SOLUTIONS, INC.

By:	/s/ P. STEVEN MELMAN

P. Steven Melman
Chief Financial Officer and Vice President,
Finance and Administration

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, John K. Kibarian and P. Steven Melman, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN K. KIBARIAN John K. Kibarian	Director, President and Chief Executive Officer (Principal Executive Officer)	October 17, 2003

/s/ P. STEVEN MELMAN P. Steven Melman	Chief Financial Officer and Vice President, Finance and Administration (Principal Financial and Accounting Officer)	October 17, 2003

/s/ KIMON W. MICHAELS Kimon W. Michaels	Director	October 17, 2003

/s/ B.J. CASSIN B.J. Cassin	Director	October 17, 2003

/s/ LUCIO LANZA Lucio Lanza	Director	October 17, 2003

/s/ DONALD L. LUCAS Donald L. Lucas	Director	October 17, 2003

/s/ SUE BILLAT Sue Billat	Director	October 17, 2003

Index To Exhibits

Exhibit
Number	Description

4.1	2001 Stock Option/Stock Issuance Plan

4.2	Form of Stock Option Agreement, including Addendum to Stock Option Agreement

4.3	Form of Notice of Grant of Stock Option Pursuant to 2001 Stock Option/Stock Issuance Plan

4.4	Form of Stock Purchase Agreement, including Addendum to Stock Purchase Agreement

4.5	Form of Stock Issuance Agreement, including Addendum to Stock Issuance Agreement

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Deloitte & Touche LLP, Independent Auditors

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included as part of Exhibit 5.1 of this Registration Statement)

24.1	Power of Attorney (See signature page to this Registration Statement)